EXHIBIT 16.1

August 12, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re:	eCrypt Technologies, Inc.

We have read the statements of eCrypt Technologies, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 6, 2015 and agree with such statements as they pertain to our firm.

/s/ Sadler, Gibb & Associates, LLC

SADLER, GIBB & ASSOCIATES, LLC

Salt Lake City, Utah

August 12, 2015